                                                                     EXHIBIT 1.1


                              FIRST CAPITAL, INC.
                           (an Indiana corporation)

                            Up to 1,026,375 Shares
                 (Subject to Increase Up to 1,180,331 Shares)

                                 COMMON STOCK
                               ($0.01 Par Value)
                        Purchase Price $10.00 Per Share


                               AGENCY AGREEMENT
                               ----------------

                                 ____________, 1998


Charles Webb & Company, a Division
  of Keefe, Bruyette & Woods, Inc.
211 Bradenton Avenue
Dublin, Ohio  43017-5034

Ladies and Gentlemen:

     First Capital, Inc. (the "Holding Company"), First Capital, Inc., M.H.C. (the "MHC") and First Federal Bank, A Federal Savings Bank (the "Bank" and, together with the Holding Company and the MHC, the "Primary Parties") hereby confirm, jointly and severally, their agreement with Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. (the "Agent"), as follows:

     SECTION 1.  THE OFFERING.
                 ------------

     (a) The Holding Company is offering up to 1,026,375 shares of common stock, $0.01 par value per share (the "Common Stock") (subject to an increase up to 1,180,331 shares), in (i) an exchange offering (the "Exchange Offering") (ii) a subscription offering (the "Subscription Offering"), (iii) a direct community offering (the "Direct Community Offering") and, if necessary, (iv) a syndicated community offering (the "Syndicated Community Offering"), in connection with the reorganization of the Bank from a majority-owned subsidiary of the MHC to a wholly-owned subsidiary of the Holding Company (the "Reorganization"), all pursuant to a Plan of Conversion from Mutual Holding Company to Stock Holding Company and Agreement and Plan of Reorganization (the "Plan"). Pursuant to the Plan, the Reorganization will be effected as follows: (i) the MHC will convert to an interim stock savings bank and merge simultaneously with and into the Bank, with the Bank as the surviving entity and (ii) a newly-formed interim stock savings bank ("Interim"), wholly owned by the Holding Company, will merge with and into the Bank, resulting in the Bank becoming a wholly owned subsidiary of the Holding Company.
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Charles Webb & Company
____________, 1998
Page 2

     (b) In the Exchange Offering, each share of the common stock, $1.00 par value, of the Bank (the "Bank Common Stock") held by the MHC will be cancelled and each share of Bank Common Stock held by the Bank's other stockholders (the "Public Stockholders") will be exchanged for shares of Common Stock ("Exchange Shares") pursuant to an exchange ratio (the "Exchange Ratio") that will result in the Public Stockholders owning in the aggregate approximately the same percentage of the outstanding shares of Common Stock, upon consummation of the Reorganization, as the percentage of outstanding Bank Common Stock they owned immediately prior to the Reorganization, excluding fractional shares for which cash will be received and shares purchased by the Public Stockholders in the Conversion Offerings (defined below), all as described in the Plan.

     (c) In the Subscription Offering, non-transferable rights to subscribe for up to 1,026,375 shares (subject to an increase up to 1,180,331 shares) of the Common Stock ("Subscription Rights") will be granted, in the following priority:
(1) the Bank's depositors with account balances of $50.00 or more as of March 31, 1997 ("Eligible Account Holders"); (2) the Bank's tax-qualified Employee Stock Ownership Plan ("ESOP"); (3) the Bank's depositors with account balances of $50.00 or more as of September 30, 1998 ("Supplemental Eligible Account Holders"); and (4) the Bank's depositors as of __________, 1998 and borrowers of the Bank as of February 1, 1993 whose loans continue to be outstanding as of __________, 1998 ("Other Members"), subject to the priorities and purchase limitations set forth in the Plan. Concurrently with the Subscription Offering, the Holding Company will offer all shares of Common Stock offered but not subscribed for in the Subscription Offering, if any, in the Direct Community Offering to members of the general public, with first preference given to Public Stockholders (who are not Eligible Account Holders or Supplemental Eligible Account Holders) and then to natural persons and trusts of natural persons who are permanent residents of Crawford, Clark, Floyd, Harrison and Washington Counties of Indiana. Depending on market conditions, shares not subscribed for in the Subscription Offering or purchased in the Direct Community Offering may be offered in the Syndicated Community Offering to eligible members of the general public on a best efforts basis by approved broker-dealer firms ("Assisting Brokers") which are members of the National Association of Securities Dealers, Inc. ("NASD").

     (d) The Holding Company will issue shares of its Common Stock (the "Conversion Shares") in the Subscription Offering, Direct Community Offering, and Syndicated Community Offering (collectively, the "Conversion Offerings") at a purchase price of $10.00 per share (the "Purchase Price"). If the number of Conversion Shares and Exchange Shares (collectively, the "Shares") is increased or decreased in accordance with the Plan, the term "Shares" shall mean such greater or lesser number, where applicable.

     (e) The Holding Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (File No. 333-63515) containing a prospectus relating to the Exchange Offering and the Conversion Offerings (collectively, the
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Charles Webb & Company
____________, 1998
Page 3

"Offerings") for the registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto as have been required to the date hereof (the "Registration Statement"). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the regulations of the Commission under the 1933 Act (the "1933 Act Regulations") differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

     (f) The MHC has filed with the Office of Thrift Supervision (the "OTS") an Application for Approval of Conversion, including exhibits and the Prospectus, and has filed amendments and supplements thereto (as so amended and supplemented, the "Conversion Application") as may have been required pursuant to the Home Owners' Loan Act, as amended (the "HOLA"), and 12 C.F.R. 575.12(a) and 12 C.F.R. Part 563b (the "Conversion Regulations"). In addition, the Holding Company has filed with the OTS an application on Form H-(e)1, with exhibits, and has filed such amendments or supplements thereto, if any (as so amended and supplemented, the "Holding Company Application" and, together with the Conversion Application, the "OTS Applications"), as may have been required to become a registered savings and loan holding company under the HOLA and the applicable rules and regulations of the OTS (the "Holding Company Regulations" and, together with the Conversion Regulations, the "OTS Regulations").

     SECTION 2.  RETENTION OF AGENT; COMPENSATION AND EXPENSES; SALE AND
                 -------------------------------------------------------
DELIVERY OF THE SHARES.
----------------------

     (a) Subject to the terms and conditions herein set forth, the Primary Parties hereby appoint the Agent as their exclusive financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Conversion Shares and to advise and assist the Primary Parties with respect to the sale of the Conversion Shares in the Conversion Offerings.

     (b) On the basis of the representations and warranties and the agreements herein, but subject to the terms and conditions herein, the Agent accepts such appointment and agrees to consult with and advise the Primary Parties as to the matters set forth in Exhibit A to the letter agreement dated April 27, 1998 (the
                     ---------
"Letter Agreement"), between the Bank and the Agent. The Agent shall not be required to purchase any Conversion Shares or take any action inconsistent with all applicable laws, regulations, decisions or orders. In the event the Syndicated Community Offering is undertaken, the Agent (at the direction of the Primary Parties after consultation with the Agent) shall seek to assemble and manage a selling group of selected registered broker-dealers which are
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Charles Webb & Company
____________, 1998
Page 4

members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation of purchase orders for shares under a selected dealers' agreement in the form attached hereto as Exhibit A.

     (c) The obligations of the Agent pursuant to this Agreement shall terminate upon the completion, termination or abandonment of the Plan by the Primary Parties or upon termination of the Offering, but in no event later than 45 days after completion of the Subscription Offering and Direct Community Offering, including any extensions of the Subscription Offering and Direct Community Offering permitted pursuant to the Conversion Regulations (the "End Date"). All unpaid fees and expenses due to the Agent shall be payable in next day funds at the earlier of the Closing Date (as hereinafter defined) or the End Date. In the event the Offering is extended beyond the End Date, the Primary Parties and the Agent may agree to renew this Agreement under mutually acceptable terms.

     (d) In the event the Holding Company is unable to sell a minimum of 758,625 Conversion Shares within the period herein provided, this Agreement shall terminate and the Holding Company shall refund to all persons who have subscribed for any of the Conversion Shares, the full amount of their subscription plus accrued interest as set forth in the Prospectus and none of the parties to this Agreement shall have any obligation to the other parties hereunder, except as set forth in this Section 2 and in Sections 8, 9, and 10 hereof.

     (e) In the event the Offering is terminated for any reason not attributable to the action or inaction of the Agent, the Agent shall have earned and be entitled to be paid the fees and expenses accruing to the date of such termination pursuant to this Section 2.

     (f) If all conditions precedent to the consummation of the Reorganization, including, without limitation, the receipt of subscriptions for the minimum number of Conversion Shares permitted to be sold in the Reorganization on the basis of the most recent updated appraisal report and compliance by the Primary Parties with the conditions set forth in Section 7 hereof to the reasonable satisfaction of the Agent and its counsel, are satisfied, the Holding Company agrees to issue, or have issued, the Conversion Shares sold in the Offering and release for delivery certificates for such Conversion Shares on the Closing Date (as hereinafter defined) against payment to the Holding Company by any means authorized by the Plan. The release of Conversion Shares against payment therefor shall be made at a time, date and place mutually acceptable to the Primary Parties and the Agent. Certificates for Conversion Shares shall be delivered directly to the purchasers in accordance with their directions. The date upon which the Holding Company shall release or deliver the Conversion Shares sold in the Offering, in accordance with the terms herein, is called the "Closing Date."
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Charles Webb & Company
____________, 1998
Page 5


     (g) As soon as practicable after the Closing Date, the Holding Company and the Bank shall cause a letter of transmittal to be mailed to each Public Stockholder advising such Public Stockholder of the terms of the Exchange Offering and the procedure for surrendering to an agent, duly appointed by the Holding Company (the "Exchange Agent"), the certificates evidencing shares of Bank Common Stock issued and outstanding as of the Closing Date. Upon surrender of each such certificate to the Exchange Agent, the Holding Company agrees to issue to the holder thereof or his or her designee a certificate or certificates representing the number of full Exchange Shares to which such holder is entitled based on the Exchange Ratio.

     (h) The Agent shall receive the following compensation for its services hereunder:

     (1) A management fee of $25,000, payable in four consecutive monthly installments, all of which the Primary Parties and the Agent acknowledge has been paid.

     (2) A success fee equal to (i) 1.5% of the aggregate purchase price of the Conversion Shares sold in the Subscription Offering and Direct Community Offering, excluding Conversion Shares subscribed or purchased by the ESOP or by the Bank's officers, directors or employees (or their immediate family members) or by any tax-qualified or stock-based compensation plans (except Individual Retirement Accounts) or similar plan created by the Bank for some or all of its directors or employees, less (ii) the management fee described in subsection (1) above.

     (3) For Conversion Shares sold in the Syndicated Community Offering by selected broker-dealers, the Agent shall receive a fee not to exceed 5.5% of the aggregate purchase price of the Conversion Shares sold by such selected broker-dealers, and the Agent shall pass on to such selected broker-dealers an amount competitive with gross underwriting discounts charged at such time for comparable amounts of stock sold at a comparable price per share in a similar market environment. In the event any fees are paid pursuant to this subsection (3) with respect to the sale of specific Conversion Shares, such fees shall be in lieu of, and not in addition to, the fees paid pursuant to subsections (1) and
         (2) above with respect to such Conversion Shares. Fees with respect to purchases effected with the assistance of broker-dealers other than the Agent shall be transmitted by the Agent to such broker-dealer. The decision to utilize selected broker dealers will be made by the Primary Parties upon consultation with the Agent.

     (i) Whether or not the Reorganization is completed or the sale of the Conversion Shares by the Holding Company is consummated, the Primary Parties jointly and severally agree to pay or reimburse the Agent, from time to time upon the Agent's request, for the reasonable legal fees and
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Charles Webb & Company
____________, 1998
Page 6

expenses of its counsel. Such reimbursement of legal fees (including any legal fees for "Blue Sky" legal work) will not exceed $30,000.

     (j) The Primary Parties alone shall bear the expenses of the Offering customarily borne by issuers of securities including, without limitation, OTS, Commission, "Blue Sky," and NASD filing and registration fees; the fees of accountants, attorneys, appraiser, transfer agent and registrar, and other Agent fees and expenses; any stock issue or transfer taxes; printing, mailing and marketing and syndicate expenses associated with the Reorganization. The out-of-pocket expenses of the Agent (including expenses of Agent's counsel) to be reimbursed by the Primary Parties will not exceed $5,000 without the approval of the Primary Parties.

     (k) Full payment of the Agent's fees and expenses, as described above, shall be made in next day funds on the earlier of the Closing Date or the End Date.

     (l) The Agent further agrees to provide financial advisory assistance to the Primary Parties for a period of one year following completion of the Reorganization, including formation of a dividend policy and share repurchase program, assistance with shareholder reporting and shareholder relations matters, general advice on mergers and acquisitions and other related financial matters, without the payment by the Primary Parties of any fees in addition to these set forth in this Section 2. Nothing in this Agreement requires the Primary Parties to obtain such services from the Agent.

     SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE PRIMARY PARTIES.  The
                 -----------------------------------------------------
Primary Parties jointly and severally represent and warrant to the Agent as follows:

     (a) The Registration Statement has been declared effective by the Commission; at the time the Registration Statement, including the Prospectus contained therein, became effective, the Registration Statement, including the Prospectus contained therein, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and the Registration Statement, including the Prospectus contained therein, and any information regarding the Primary Parties contained in Sales Information (as such term is defined in Section 11 hereof) authorized by the Primary Parties for use in connection with the Offering, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission, and as of the Closing Date, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Primary Parties contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Primary Parties for use in connection with the Offerings, did not contain an untrue statement of a
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Charles Webb & Company
____________, 1998
Page 7

material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in
                --------  -------
this Section 3(a) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use in the Prospectus under the captions "Market for Common Stock" and "The Conversion--Plan of Distribution and Selling Commissions."

     (b) The Conversion Application has been approved by the OTS and the related Prospectus and the proxy statement of the MHC relating to the special meeting of members at which the Plan shall be considered for approval by the MHC's eligible voting members, and the proxy statement of the Bank relating to the annual meeting of stockholders at which the Plan shall be considered for approval by the Bank's eligible voting stockholders have each been authorized for use by the OTS; at the time of the approval of the Conversion Application, including the Prospectus contained therein, and as of the date of this Agreement, the Conversion Application, including the Prospectus, complied as to form in all material respects with the Conversion Regulations. At the time of the approval of the Conversion Application, including the Prospectus contained therein, and as of the date of this Agreement, the Conversion Application, including the Prospectus contained therein, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and
                           --------  -------
warranties in this Section (3)(b) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use in the Prospectus under the captions "Market for Common Stock" and "The Conversion-- Plan of Distribution and Selling Commissions."

     (c) The Holding Company Application has been approved by the OTS. At the time of the approval of the Holding Company Application and as of the date of this Agreement, the Holding Company Application complied as to form in all material respects with the Holding Company Regulations.

     (d) No order has been issued by the OTS, the Commission or any other governmental agency preventing or suspending the use of the Prospectus and no action by or before any governmental entity to revoke any approval, authority or order of effectiveness related to the Reorganization is pending or, to the best knowledge of the Primary Parties, threatened. The Plan complies with the OTS Regulations and has been adopted by the Boards of Directors of the MHC and the Bank as required by the OTS Regulations and has been approved by the Board of Directors of the Holding Company. To the best knowledge of the Primary Parties, no person has sought to obtain review of the final action of the OTS in approving the Plan or in approving the OTS Applications pursuant to the HOLA and the OTS Regulations.
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Charles Webb & Company
____________, 1998
Page 8

     (e) The Bank is organized and is validly existing as a federally chartered capital stock savings bank in good standing under the laws of the United States and is duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Bank has obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except where the failure to obtain such licenses, permits or other governmental authorizations would not materially and adversely affect the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect and the Bank is complying therewith in all material respects; the Bank is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Primary Parties, taken as a whole.

     (f) The Bank does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

     (g) The MHC is organized and is validly existing as a federally chartered mutual holding company in good standing under the laws of the United States and is duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the MHC has obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except where the failure to obtain such licenses, permits or other governmental authorizations would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect and the MHC is complying therewith in all material respects; the MHC is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Primary Parties, taken as a whole.

     (h) The MHC does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

     (i) The Holding Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Indiana, with corporate power and authority to conduct its business and own its property as described in the Registration Statement and the Prospectus; the Holding Company has obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except where the failure to obtain such licenses, permits or other governmental authorizations would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Primary Parties, taken as a whole;
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Charles Webb & Company
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Page 9

all such licenses, permits and governmental authorizations are in full force and effect and the Holding Company is complying therewith in all material respects; the Holding Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Primary Parties, taken as a whole.

     (j) The Holding Company does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

     (k) The Bank is a member of the Federal Home Loan Bank of Indianapolis ("FHLB-Indianapolis"); the deposit accounts of the Bank are insured by the FDIC under the SAIF up to applicable legal limits; and no proceedings for the termination or revocation of such membership or insurance are pending or, to the best knowledge of the Bank, threatened.

     (l) The Primary Parties have good and marketable title to all real property and other assets material to the business of the Primary Parties and to those properties and assets described in the Prospectus as owned by the Primary Parties, free and clear of all liens, charges, encumbrances or restrictions, except as described therein or are not material to the business of the Primary Parties, taken as a whole; and all of the leases and subleases material to the business of the Primary Parties, including those described in the Registration Statement and the Prospectus, are in full force and effect, and the Primary Parties are complying therewith in all material respects.

     (m) The Primary Parties have received an opinion of Breyer & Aguggia LLP, Washington, D.C., with respect to the federal income tax consequences of the Reorganization and an opinion from Monroe Shine & Company, Inc., New Albany, Indiana, with respect to the Indiana income tax consequences of the Reorganization as described in the Prospectus; and the facts and representations upon which such opinions are based are true, accurate and complete, and the Primary Parties have not taken any actions inconsistent therewith.

     (n) Each of the Primary Parties has all such power, authority, authorizations, approvals and order as may be required to enter into this Agreement, to carry out the provisions and conditions hereof, to consummate the Reorganization and to issue and sell the Conversion Shares as provided herein and as described in the Prospectus; the consummation of the Reorganization, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Primary Parties, and this Agreement has been validly executed and delivered by and is the valid, legal and binding Agreement of each of the Primary Parties, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the
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Charles Webb & Company
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Page 10

enforcement or creditors' rights generally or the rights of creditors of insured financial institutions and their holding companies, the accounts of whose subsidiaries are insured by the FDIC, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, (iii) laws relating to the safety and soundness of insured depository institution and their affiliates, or (iv) to the extent that the provisions of
Section 8 and 9 hereof may be unenforceable as against public policy or by applicable law, including without limitation Sections 23A and 23B of the Federal Reserve Act, as amended.

     (o) The execution, delivery and performance of this Agreement by the Primary Parties will not: (i) conflict with or constitute a breach of, or default under, the articles of incorporation or bylaws of the Holding Company or the respective charter or bylaws of the MHC or the Bank, or any material contract, lease or other instrument to which any of the Primary Parties is or immediately following the Reorganization will be a party, or any applicable law, rule, regulation or order; (ii) violate any authorization, approval, judgement, decree, order, statute, rule or regulation applicable to the Primary Parties, except for a violation which would not have a material adverse effect on the financial condition and results of operations of the Primary Parties, taken as a whole; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Primary Parties.

     (p) Upon consummation of the Reorganization, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the Prospectus under the caption "Capitalization," and except for any shares of Common Stock held by the Bank, which will be canceled as of the Closing Date, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date; the Shares have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company Bank pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and in the Prospectus, will be duly and validly issued, fully paid and non-assessable; the issuance of the Shares is not subject to preemptive rights, except for the Subscription Rights granted pursuant to the Plan; and the terms and provisions of the Shares will conform in all material respects to the description thereof contained in the Prospectus. Upon the issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the Public Stockholders in the Exchange Offering and to the purchasers of Conversion Shares against payment therefor in the Conversion Offerings, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

     (q) None of the Primary Parties is in violation of any directive from the OTS, FDIC or any other governmental agency to make any change in the method of conducting its business so as to comply in all material respects with all applicable statutes and regulations; and, except as set forth in the Prospectus, there is no suit, proceeding, charge or action before or by any court, regulatory authority or governmental agency or body, pending or, to the best knowledge of the Primary Parties, threatened, which might materially and adversely affect the Reorganization, the performance of this
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Charles Webb & Company
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Page 11

Agreement, the consummation of the transactions contemplated by the Plan and as described in the Prospectus or which might have a material adverse affect on the financial condition, earnings, capital, properties, assets or business of the Primary Parties, taken as a whole.

     (r) The financial statements of the Bank which are included in the OTS Applications, the Registration Statement and the Prospectus present fairly the financial condition, results of operations, retained earnings and cash flows of the Bank at the respective dates thereof and for the respective periods covered thereby, and comply as to form in all material respects with the applicable accounting requirements of the OTS Regulations, Item 310 of Regulation S-B of the Commission and generally accepted accounting principles ("GAAP") properly and consistently applied through the periods involved (except as noted therein). Such financial statements are consistent with the most recent financial statements and other reports filed by the Bank with the OTS, except that accounting principles employed in such regulatory filings conform to the requirements of the OTS and not necessarily to GAAP. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited financial statements of the Bank included in the OTS Applications, the Registration Statement and the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

     (s) Since the respective dates as of which information is given in the Prospectus, except as may otherwise be stated therein: (i) there has not been any material adverse change in the financial condition, earnings, capital, properties or business of the Primary Parties, taken as a whole, whether or not arising in the ordinary course of business; (ii) with respect to the Bank, there has not been any material increase in loans past due 90 days or more or in real estate acquired by foreclosure, by deed-in-lieu of foreclosure, or deemed in-substance foreclosure; (iii) there has not been any material decrease in stockholders' equity, reserves or total assets of the Bank; (iv) none of the Primary Parties has issued any securities (other than equity securities issued by the Holding Company in connection with its formation which will be canceled as of the Closing Date) or incurred any liability or obligation for borrowing other than in the ordinary course of business; (v) there have not been any transactions entered into by any of the Primary Parties, except with respect to those transactions entered into in the ordinary course of business; (vi) the properties and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the Prospectus; and (vii) none of the Primary Parties has any material contingent liabilities except as disclosed in the Prospectus.

     (t) None of the Primary Parties is, or immediately following the Reorganization will be, in violation of its articles of incorporation or bylaws, or charter or bylaws, as applicable, or in default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which it is a party or by which

Charles Webb & Company
____________, 1998
Page 12

it or any of its property may be bound, which would result in a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Primary Parties, taken as a whole.

     (u) No default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default on the part of any of the Primary Parties in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other instrument or agreement to which such Primary Party is a party or by which any Primary Party or any of its property is bound or affected, except such defaults which would not have a material adverse affect on the financial condition, earnings, capital, assets, properties or business of the Primary Parties, taken as a whole; and such agreements are in full force and effect and no other party to any such agreements has instituted or, to the best knowledge of the Primary Parties, threatened any action or proceeding wherein any of the Primary Parties might be alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to such Primary Party, would have a material adverse effect on the financial condition, earnings, capital, assets, properties or business of the Primary Parties, taken as a whole.

     (v) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement by any of the Primary Parties or the issuance of the Shares by the Holding Company, except for the approvals of the OTS and the Commission, and any necessary qualification, notification, registration or exemption under the state securities laws and regulations (collectively, "Blue Sky Laws") of the various jurisdictions in which the Shares are to be offered.

     (w) Monroe Shine & Company, Inc., which has certified the financial statements of the Bank contained in the OTS Applications and the Prospectus, are, with respect to the Primary Parties, independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the OTS Regulations and the 1933 Act Regulations.

     (x) Keller & Company, Inc., which has prepared the Reorganization Valuation Appraisal Report as of August 14, 1998, as amended or supplemented, if so amended or supplemented (the "Appraisal"), is independent of the Primary Parties within the meaning of the OTS Regulations.

     (y) The Primary Parties have timely filed all required federal, state and local tax returns and have paid all taxes due and payable in respect of such returns, except where permitted to be extended, and have made adequate reserves for similar future tax liabilities and no deficiency has been asserted with respect thereto by any taxing authority.
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     (z) The Bank complies in all material respects with the applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

     (aa) None of the Primary Parties has lent any funds for the purchase of Shares or has made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

     (bb) None of the Primary Parties has: (i) issued any securities within the last 18 months (except for (A) notes to evidence other bank loans or other liabilities in the ordinary course of business or as described in the Prospectus, (B) with respect to the Holding Company, shares issued in connection with its initial capitalization which will be canceled as of the Closing Date, and (C) with respect to the Bank, shares of Bank Common Stock issued pursuant to options under the Bank's 1994 Stock Option Plan); (ii) had any dealings within the immediate prior 12 months with any NASD member (other than the Agent with respect to the transactions contemplated hereunder), or any person related to or associated with such member, other than discussions and meetings relating to the Offerings and purchases and sales of United States government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except as contemplated hereunder and except for the Letter Agreement; and (iv) engaged any intermediary other than the Agent in connection with the Offerings, and no person other than the Agent is being compensated in any manner for such service.

     (cc) None of the Primary Parties has relied upon the Agent or the Agent's counsel for any legal, tax or accounting advice in connection with the Reorganization.

     (dd) All documents delivered by the Primary Parties or their representatives in connection with the issuance and sale of the Common Stock and the Agent's exercise of due diligence, were, on the dates on which they were delivered, accurate and complete in all material respects or were amended in writing to be accurate and complete in all material respects.

     (ee) The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects. The Agent will have no liability to any person for the accuracy, reliability and completeness of such records or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records.

     (ff) To the best knowledge of the Primary Parties, each of the Primary Parties complies with all laws, rules and regulations relating to environmental protection, and none of the Primary Parties has been notified or is not otherwise aware that any of the Primary Parties is or, following

Charles Webb & Company
____________, 1998
Page 14

the Reorganization, will be, potentially liable, or is or will be considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other federal, state or local environmental laws and regulations; no action, suit, regulatory investigation or other proceeding is pending, or to the best knowledge of the Primary Parties, threatened against any of the Primary Parties relating to environmental protection, nor do any of the Primary Parties have any reason to believe any such proceedings may be brought against any of the Primary Parties; and to the best knowledge of the Primary Parties, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by any of the Primary Parties or in which the Bank has a security interest.

     (gg) The Bank's authorized capital stock consists of 4,000,000 shares of Bank Common Stock, $1.00 par value per share, of which [504,015] shares are issued and outstanding as of the date hereof, and 1,000,000 shares of preferred stock, $1.00 par value per share, none of which is issued and outstanding as of the date hereof. The Holding Company's authorized capital stock consists of 5,000,000 shares of Common Stock, $.01 par value per share, of which ________ shares are issued and outstanding as of the date hereof (all of which will be canceled as of the Closing Date), and 1,000,000 shares of preferred stock, $.01 par value per share, none of which is issued and outstanding as of the date hereof. The MHC is not authorized to issue any shares of capital stock.

     Any certificate signed by an officer of any of the Primary Parties pursuant to the conditions of this Agreement and delivered to the Agent or its counsel that refers to this Agreement shall be deemed to be a representation and warranty by such Primary Party to the Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

     SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE AGENT.
                 -------------------------------------------

     The Agent represents and warrants to the Bank that:

     (a) The Agent is a corporation in good standing under the laws of the State of New York with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

     (b) The Agent is a registered broker dealer in good standing with the Commission and the NASD.

     (c) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate

Charles Webb & Company
____________, 1998
Page 15

action on the part of the Agent, and this Agreement has been duly and validly executed and delivered by the Agent and is the legal, valid and binding agreement of the Agent, enforceable in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws relating to or affecting the enforcement or creditors' rights generally, or (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law.

     (d) The execution and delivery of this Agreement by the Agent, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will not conflict with, or result in a breach of, any of the terms, provisions or conditions of, or constitute a default (or event which with notice or laps of time or both would constitute a default) under, the articles of incorporation of the Agent or any material agreement, indenture or other instrument to which the Agent is a party or by which it or its property is bound.

     (e) The Agent and its employees, and to the best knowledge of the Agent, its agents and representatives, who shall perform any of the services hereunder shall be duly authorized and empowered, and shall have all licenses, approvals and permits necessary to perform such services.

     (f) No approval of any regulatory, supervisory or other public authority other than the NASD is required in connection with the Agent's execution and delivery of this Agreement.

     (g) There is no suit, proceeding, charge, or action before or by any court, regulatory authority or government agency or body pending or, to the best knowledge of the Agent, threatened, which might materially and adversely affect the Agent's performance of this Agreement.

     (h) The Agent is a registered broker dealer in good standing in all jurisdictions in which the Company will offer and sell the Shares and will remain so registered until the consummation of the Reorganization.

     SECTION 5.  COVENANTS OF THE PRIMARY PARTIES.  The Primary Parties hereby
                 --------------------------------
jointly and severally covenant with the Agent as follows:

     (a) From the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective and up to the Closing Date, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any information regarding the Primary Parties contained in Sales Information (as such term is defined in Section 8 hereof) authorized by the Primary Parties for use in connection with the Offerings, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances

Charles Webb & Company
____________, 1998
Page 16

under which they were made, not misleading; provided, however, that the covenant
                                            --------  -------
in this Section 5(a) will not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use in the Prospectus under the captions "Market for Common Stock" and The Conversion-Plan of Distribution and Selling Commissions."

     (b) From the time of the approval of the Conversion Application, including the Prospectus contained therein, became effective and up to the Closing Date, the Conversion Application, including the Prospectus contained therein will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the covenant
                                            --------  -------
in this Section 5(b) will not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by the Agent expressly regarding the Agent for use in the Prospectus under the captions "Market for Common Stock" and The Conversion-Plan of Distribution and Selling Commissions."

     (c) The Holding Company will not file any amendment or supplement to the Registration Statement (including the Prospectus therein) without providing the Agent and its counsel an opportunity to review such amendment or supplement, and will not file any amendment or supplement to which the Agent or its counsel shall reasonably object.

     (d) The MHC will not file any amendment or supplement to the Conversion Application (including the Prospectus therein) without providing the Agent and its counsel an opportunity to review such amendment or supplement, and will not file any amendment or supplement to which the Agent or its counsel shall reasonably object.

     (e) The Holding Company will not file any amendment or supplement to the Holding Company Application without providing the Agent and its counsel an opportunity to review such amendment or supplement, and will not file any amendment or supplement to which the Agent or its counsel shall reasonably object.

     (f) The Primary Parties will notify the Agent in writing of any violation of its articles of incorporation or bylaws, in the case of the Holding Company, or its charter or bylaws, in the case of the Bank or the MHC, at any time after the date hereof and prior to the Closing Date. Unless waived in writing by the Agent, which waiver shall not be unreasonably withheld, the Company shall not be in violation of its articles of incorporation or bylaws, and neither the MHC nor the Bank shall be in violation of its charter or bylaws, at any time after the date hereof and prior to the Closing Date.

Charles Webb & Company
____________, 1998
Page 17

     (g) The Primary Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-approval amendment to the OTS Applications to be approved by the OTS, and will immediately notify the Agent upon receipt of any information concerning any of the following events: (i) when any post-effective amendment to the Registration Statement has become effective; (ii) when any post-approval amendment to the OTS Applications has been approved; (iii) when any comments from the Commission, the OTS or any other governmental entity are issued with respect to the Registration Statement, the OTS Applications or the transactions contemplated by this Agreement; (iv) when any request is made by the Commission, the OTS or any other governmental entity for any amendment or supplement to the Registration Statement, the OTS Applications or for any other additional information; (v) when the Commission, the OTS or any other governmental entity issues any order or takes or threatens any action to suspend any of the Offerings or the use of the Prospectus or any other filing of the Primary Parties under the 1933 Act Regulations, the OTS Regulations, or other applicable law; (vi) the issuance by the Commission, the OTS or any other governmental authority of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or the approval of any of the OTS Applications, or of the initiation or threat of initiation of any proceedings for any such purpose; or (vii) the occurrence of any event mentioned in subsection (n) below; and the Primary Parties will make every reasonable effort to prevent the issuance by the Commission, the OTS or any state authority of any order referred to in (v) and (vi) above, and if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

     (h) As of the Closing Date, the Bank shall have all approvals and authority to issue and sell its common stock to the Holding Company and the Holding Company shall have all approvals and orders to issue and sell the Shares as provided for herein and as described in the Prospectus.

     (i) The shares of Bank Common Stock issued and outstanding to the MHC on the Closing Date shall be canceled on the Closing Date.

     (j) The Primary Parties shall deliver to the Agent and to its counsel two conformed copies of each of the Registration Statement and the OTS Applications as originally filed and of each amendment or supplement thereto, including all exhibits. The Primary Parties shall also deliver such additional copies of the foregoing documents to counsel to the Agent as may be required for any NASD filings.

     (k) The Primary Parties will furnish to the Agent, from time to time during the period when the Prospectus is required to be delivered under OTS Regulations or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of such Prospectus as the Agent may reasonably request for the purposes contemplated by the 1933 Act, the OTS Regulations, the 1934

Charles Webb & Company
____________, 1998
Page 18

Act or the rules and regulations promulgated under the 1934 Act (the "1934 Act Regulations"); and the Primary Parties authorize the Agent to use the Prospectus in any lawful manner contemplated by the Plan in connection with the sale of the Shares.

     (l) The Primary Parties shall deliver to the Agent and to its counsel at least two copies of each proxy statement delivered to members of the MHC or stockholders of the Bank, as applicable.

     (m) The Primary Parties will comply with all terms, conditions, requirements and provisions with respect to the Reorganization and the transactions contemplated thereby imposed by the Commission or the OTS or by the 1933 Act Regulations, the 1934 Act Regulations or the OTS Regulations to be complied with subsequent to the Closing Date; and when the Prospectus is required to be delivered, the Primary Parties will comply, at their own expense, with all requirements imposed upon them by the Commission or the OTS, or by the 1933 Act Regulations, the 1934 Act Regulations or the OTS Regulations, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

     (n) If, at any time during the period when the Prospectus is required to be delivered, any event relating to or affecting any of the Primary Parties shall occur, as a result of which it is necessary or appropriate, in the opinion of counsel for the Primary Parties and in the opinion of the Agent's counsel, to amend or supplement the Registration Statement or Prospectus in order to make the Registration Statement or Prospectus not misleading in light of the circumstances existing at the time the Prospectus is delivered, the Primary Parties shall, at their own expense, prepare and file with the Commission and the OTS and furnish to the Agent a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement or Prospectus (in form and substance satisfactory to the Agent and its counsel after a reasonable time for review) which shall amend or supplement the Registration Statement or Prospectus, so that as amended or supplemented the Registration Statement and the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

     (o) The offer, sale and issuance of the Shares will be conducted in all material respects in accordance with the Plan and the 1933 Act Regulations and OTS Regulations and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon the Primary Parties by the Commission, the OTS or any other applicable regulatory authority and in the manner described in the Prospectus.

Charles Webb & Company
____________, 1998
Page 19

     (p) The Primary Parties shall timely furnish to the Agent such information with respect to the Primary Parties as the Agent may from time to time reasonably request.

     (q) The Holding Company shall take all necessary action required to register the Shares for offering and sale by the Holding Company or to exempt such Shares from registration and to exempt the Holding Company as a broker-dealer and its or the Bank's officers, directors and employees as broker-dealers or agents under the Blue Sky Laws of such jurisdictions in which the Agent and the Primary Parties may reasonably agree upon; provided, however, that the
                                               --------  -------
Holding Company shall not be obligated to file any general consent to service of process or to qualify to do business in any jurisdiction in which it is not so qualified; and in each jurisdiction where any of the Shares shall have been qualified or registered the Holding Company shall prepare and file, at its own expense, such statements and reports as may be required by the laws of such jurisdiction.

     (r) The Holding Company shall not sell or issue, contract or sell or otherwise dispose of, for a period of 180 days after the Closing Date, without the prior written consent of the Agent, any shares of Common Stock other than in connection with any plan or arrangement described in the Prospectus.

     (s) The Common Stock shall be the subject of an effective registration statement under Section 12(g) of the 1934 Act as of the Closing Date, and the Holding Company shall maintain the effectiveness of such registration for not less than three years.

     (t) The liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holder will be duly established and maintained by the Bank in accordance with the Conversion Regulations.

     (u) During the period during which the Common Stock is registered under the 1934 Act or for three years from the Closing Date, whichever period is greater, the Holding Company shall furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report in accordance with Rule 14a-3(b) of the 1934 Act Regulations.

     (v) During the period of three years from the Closing Date, the Holding Company shall furnish to the Agent upon the Agent's request: (i) as soon as practicable after such information is publicly available, a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted (including, but not limited to, reports on Forms 10-K, 10-Q and 8-K and all proxy statements and annual reports to shareholders), (ii) a copy of each other non-confidential report of the Holding Company mailed to its shareholders or filed with the Commission, the OTS or any other supervisory or regulatory authority or any national

Charles Webb & Company
____________, 1998
Page 20


securities exchange or system on which any class of securities of the Holding Company is listed or quoted, each press release and material news items and additional documents and information with respect to the Holding Company or the Bank as the Agent may reasonably request; and (iii) from time to time, such other non-confidential information concerning the Holding Company or the Bank as the Agent may reasonably request.

     (w) The Holding Company and the Bank will use the net proceeds from the sale of the Shares in the manner set forth in the Prospectus under the caption
"Use of Proceeds."   The Holding Company will report the use of proceeds of the
Conversion Offerings as required pursuant to Rule 463 under the 1933 Act.

     (x) The Primary Parties will not distribute any prospectus, as defined in
Section 2(10) of the Securities Act of 1933, as amended (the "1933 Act"), other than the Prospectus and the Sales Information (as defined in Section 8 hereof), in connection with the offer and sale of the Shares without first notifying the Agent.

     (y) The Holding Company shall use its best efforts to (i) encourage and assist three market makers to establish and maintain a market for the Shares and
(ii) list the Shares on a national securities exchange or on the Nasdaq Stock Market effective on or prior to the Closing Date.

     (z) In accordance with the Plan and as described in the Prospectus, the Primary Parties will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares in the Offerings on an interest-bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the obligation to refund payments received from persons subscribing for or ordering Shares in the Offerings in accordance with the Plan and as described in the Prospectus or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Primary Parties will ensure that the funds of each subscriber are separately insured by the FDIC (to the maximum extent allowable), and the Primary Parties will make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

     (aa) The Holding Company will register as a savings and loan holding company under the HOLA within 90 days after the Closing Date.

     (bb) The Holding Company will comply with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act.

Charles Webb & Company
____________, 1998
Page 21

     (cc) The Primary Parties will take such actions and furnish such information as are reasonably requested by the Agent in order for the Agent to ensure compliance with the NASD's "Interpretation Relating to Free Riding and Withholding."

     (dd) The Primary Parties will not amend the Plan without notifying the Agent prior thereto.

     (ee) The Primary Parties will assist the Agent, if necessary, in connection with the allocation of the Conversion Shares in the event of an oversubscription and will provide the Agent with any information necessary in allocating the Conversion Shares in such event.

     (ff) The Primary Parties shall conduct the Reorganization in accordance with the Plan, all applicable laws and regulations and in the manner described in the Prospectus.

     (gg) The Primary Parties shall use all reasonable efforts to comply with, or cause to be complied with, the conditions precedent to the several obligations of the Agent specified in Section 7 hereof.

     (hh) The Primary Parties shall conduct their respective businesses in material compliance with all applicable federal and state laws, rules, regulations, decisions, directives and orders, including all decisions, directives and orders of the Commission, the OTS and the FDIC.

     (ii) Upon completion of the sale by the Holding Company of the Shares contemplated by the Prospectus, (i) the MHC shall have been converted pursuant to the Plan to a federally chartered interim stock savings bank and simultaneously merged with and into the Bank, (ii) all of the authorized, issued and outstanding capital stock of the Bank shall be owned by the Holding Company,
(iii) the Holding Company shall have no direct subsidiaries other than the Bank, and (iv) the Reorganization shall have been effected in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Reorganization (except those that are conditions subsequent) imposed by the Commission, the OTS or any other governmental agency, if any, shall have been complied with by the Primary Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

     (jj) The Primary Parties will use their best efforts to assure that the representations and warranties set forth in Section 3 of this Agreement remain true and complete in all material respects throughout the period from the date of this Agreement up to and including the Closing Date.

     SECTION 6.  COVENANTS OF THE AGENT.  The Agent hereby covenants with the
                 ----------------------
Primary Parties as follows:

Charles Webb & Company
____________, 1998
Page 22

     (a) During the Offerings, the Agent shall comply in all material respects with all requirements imposed upon it by the OTS and, to the extent applicable, by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

     (b) The Agent shall distribute the Prospectus in connection with the sales of the Common Stock in accordance with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations.

     (c) The Agent shall remain a registered broker dealer in good standing with the Commission and the NASD and in each jurisdiction in which the Holding Company shall offer and sell the Shares.

     (d) During the Offerings, the Agent will cause sufficient number of personnel of the Agent to be at the Bank to handle all transactions associated with the Offerings without the use of Bank personnel.

     SECTION 7.  CONDITIONS TO THE AGENT'S OBLIGATIONS.  The Agent's obligations
                 -------------------------------------
hereunder are subject, to the extent not waived in writing by the Agent, to the condition that all representations and warranties of the Primary Parties herein are, at and as of the commencement of the Offerings and at and as of the Closing Date, true and correct in all material respects, the condition that the Primary Parties shall have performed all of their respective obligations hereunder to be performed on or before such dates, and to the following further conditions:

     (a) At the Closing Date, the Primary Parties shall have conducted the Reorganization in all material respects in accordance with the Plan, the OTS Regulations, and all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Reorganization imposed upon them by the OTS, the Commission and any state securities agency.

     (b) The Registration Statement shall have been declared effective by the Commission, the Conversion Applications shall have been approved by the OTS and the Holding Company Application shall have been approved by the OTS not later than 5:30 p.m., Eastern Time, on the date of this Agreement, or with the Agent's consent at a later time and date; and at the Closing Date, no order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Primary Parties, threatened by the Commission, or any state authority and no order or other action suspending the authorization of the Prospectus or the consummation of the Reorganization shall have been issued or proceedings therefor initiated or, to the knowledge of the Primary Parties, threatened by the OTS or any other federal or state authority.

Charles Webb & Company
____________, 1998
Page 23


     (c) At the Closing Date, the Agent shall have received:

          (1) The favorable opinion, dated as of the Closing Date and addressed to the Agent for its benefit, of Breyer & Aguggia LLP, special counsel for the Primary Parties, in form and substance to the effect that:

               (i) The Holding Company has been duly incorporated and is validly existing under the laws of the State of Indiana with full corporate power and authority to conduct its business and own its property as described in the Prospectus; the Holding Company is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or the business of the Primary Parties, taken as a whole; and upon consummation of the Reorganization, all of the Shares issued and outstanding shall be duly authorized and, upon payment therefor, shall be validly issued, fully paid and non-assessable.

               (ii) The Bank is validly existing as a federally chartered savings bank in capital stock form of organization under the laws of the United States, with full corporate power and authority to conduct its business and own its property as described in the Prospectus; the Bank is duly qualified as a foreign corporation to transact business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, results of operations or the business of the Bank; and upon consummation of the Reorganization, all of the issued and outstanding capital stock of the Bank shall be duly authorized and, upon payment therefor, shall be validly issued, fully paid and non-assessable, and all of such capital stock shall be owned of record and, to such counsel's knowledge, beneficially by the Holding Company, free and clear of any liens, encumbrances or claims.

               (iii) The Bank is a member of the FHLB-Indianapolis; the deposit accounts of the Bank are insured by the FDIC under the SAIF up to the maximum amount allowed under law; and, to such counsel's knowledge, no proceedings for the termination or revocation of such membership or insurance are pending or threatened.

               (iv) The MHC is validly existing as a federally chartered mutual holding company under the laws of the United States, with full corporate power and authority to conduct its business and own its property as described in the Prospectus.
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               (v) Upon consummation of the Reorganization, the authorized, issued and outstanding capital stock of the Holding Company shall be within the range set forth in the Prospectus under the caption "Capitalization," and except for shares issued upon incorporation of the Holding Company which will be canceled as part of the Reorganization, no shares of Common Stock have been issued prior to the Closing Date; the issuance of the Shares is not subject to statutory or regulatory preemptive rights except as contemplated by the Conversion Regulations; the terms and provisions of the Shares conform to the description thereof contained in the Prospectus; and the form of certificate used to evidence the Common Stock complies with applicable law. To such counsel's knowledge, upon the issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchasers thereof against payment therefor, subject to such claims as may be asserted against the purchasers thereof by third-party claimants.

               (vi) The Plan has been duly adopted by the vote of the directors of each of the Primary Parties as required by the OTS Regulations and approved by the eligible voting members of the MHC and the eligible voting stockholders of the Bank in accordance with the OTS Regulations and the MHC's and the Bank's respective charter and bylaws.

               (vii) The Registration Statement has been declared effective under the 1933 Act and no stop order suspending the effectiveness thereof has been issued or proceedings therefor initiated or, to such counsel's knowledge, threatened by the Commission or any other governmental agency.

               (viii) The OTS Applications and the Plan have been approved by the OTS and the Prospectus and the proxy statements of the MHC and the Bank have been authorized for use by the OTS; to such counsel's knowledge, no order has been issued by the OTS or the Commission to suspend the Offerings or the use of the Prospectus, and no action for such purposes has been instituted or threatened; and, to such counsel's knowledge, no person has sought to obtain regulatory or judicial review of the final action of the OTS approving the Plan, the OTS Applications or the Prospectus, and no action is pending or, to such counsel's knowledge, threatened to revoke any such authorizations or approvals.

               (ix) At the time the OTS Applications, including the Prospectus contained therein, were approved by the OTS, the OTS Applications, including the Prospectus contained therein (other than the financial statements, the notes thereto, financial tables, and other financial, statistical and appraisal data included therein or omitted
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          therefrom, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the OTS Regulations.

               (x) At the time the Registration Statement became effective, the Registration Statement, including the Prospectus contained therein (other than the financial statements, the notes thereto, financial tables, and other financial, statistical and appraisal data included therein or omitted therefrom, as to which no opinion need be rendered), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

               (xi) To such counsel's knowledge, the Primary Parties have conducted the Reorganization in all material respects in accordance with the Plan, the 1933 Act, the 1933 Act Regulations, the OTS Regulations, and the HOLA. The Plan complies in all material respects with the HOLA and the OTS Regulations.

               (xii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Primary Parties; and this Agreement is a valid and binding obligation of each of the Primary Parties, enforceable in accordance with its terms, except as the enforceability thereof may be limited (a) by bankruptcy, insolvency, moratorium, reorganization, conservatorship, receivership or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of savings institutions and their holding companies, (b) by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law,
          (c) laws relating to the safety and soundness of insured depository institution and their affiliates, or (d) to the extent that the provisions of Section 8 and 9 hereof may be unenforceable as against public policy or by applicable law, including without limitation Sections 23A and 23B of the Federal Reserve Act, as amended.

               (xiii) The execution, delivery and performance of this Agreement and the incurrence of the obligations set forth herein by the Primary Parties do not (a) result in any violation of the HOLA or the OTS Regulations, (b) conflict with or violate the charter and bylaws of the MHC or the Bank or the articles of incorporation and bylaws of the Holding Company, or (c) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would constitute a default under), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Primary Parties pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instruments filed as an exhibit to the
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          Registration Statement or the OTS Applications to which any of the
          Primary Parties is a party or by which any of the Primary Parties may be bound, or to which any of the property or assets of any of the Primary Parties is subject that, individually or in the aggregate would have a material adverse effect on the financial condition, results of operations or business of the Primary Parties, taken as a whole.

               (xiv) Subject to the satisfaction of the conditions to the OTS approval of the Reorganization, no further approval, registration, authorization, consent or other order of or notice to any governmental agency is required with respect to any of the Primary Parties in connection with the execution and delivery of this Agreement, the issuance of the Shares and the consummation of the Reorganization, except as may be required under the Blue Sky Laws of various jurisdictions (as to which no opinion need be rendered).

               (xv) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened against any of the Primary Parties or principals of any of the Primary Parties that are required to be disclosed in the Prospectus other than those disclosed therein (provided that for this purpose such counsel need not regard any litigation or governmental proceeding to be "threatened" unless the potential litigant or governmental authority has manifested to the management of the Primary Parties or to such counsel a present intention to initiate such litigation or proceeding).

               (xvi) The descriptions in the OTS Applications and the Registration Statement of the contracts, indentures, mortgages, loan agreements, notes, leases or other instruments filed as exhibits thereto are accurate in all material respects and fairly present the information required to be shown.

               (xvii) To such counsel's knowledge, the Bank has obtained all Federal banking licenses, permits and authorizations currently required for the conduct of its business as described in the Prospectus, except for such licenses, approvals or authorizations the failure of which to have would not result in a material adverse change in the financial condition, results of operation or the business of the Bank, and, to such counsel's knowledge, all such licenses, permits and other governmental authorizations are in full force and effect, and, to such counsel's knowledge, the Bank is in all material respects in compliance therewith.

               (xviii) To such counsel's knowledge, the MHC and the Bank are not in violation of their respective charter and bylaws, and the Holding Company is not in
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Charles Webb & Company
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          violation of its articles of incorporation and bylaws nor, to such counsel's knowledge, is either the MHC or the Bank in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument filed as an exhibit to the Registration Statement or the OTS Applications to which the MHC or the Bank is a party or by which the MHC or the Bank or any of its property may be bound in any respect that would have a material adverse effect upon the financial condition, results of operations or business of the Primary Parties, taken as a whole.

               (xix) To such counsel's knowledge, neither the MHC nor the Bank is in violation of any directive from the OTS or the FDIC to make any material change in the method of conducting its business.

               (xx) The information in the Prospectus under the captions "Regulation," "The Conversion," "Comparison of Stockholders' Rights," "Restrictions on Acquisition of the Holding Company," "Taxation-- Federal Taxation" and "Description of Capital Stock of the Holding Company," to the extent that such information constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by such counsel and is accurate and complete in all material respects.

     In giving such opinion, such counsel may rely as to all matters of fact on certificates of officers or directors of the Primary Parties and certificates of public officials. All references to "to such counsel's knowledge" in such opinion shall have the meaning of "actual knowledge" as set forth in the American Bar Association Legal Opinion Accord (1991) (the "Accord"). For purposes of such opinion, no proceedings shall be deemed to be pending, no order or stop order shall be deemed to be issued, and no action shall be deemed to be instituted unless, in each case, a director or executive officer of a Primary Party, or their counsel, shall have received a copy of such proceedings, order, stop order or action. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than the Primary Parties.

     In addition, such counsel shall provide a letter stating that during the preparation of the Registration Statement, the OTS Applications and the Prospectus, such counsel participated in conferences with certain officers and other representatives of the Primary Parties, representatives of the Agent, counsel to the Agent, representatives of the independent public accountants for the Primary Parties at which the contents of the Registration Statement, the OTS Applications and the Prospectus and related matters were discussed and, although they are not passing upon and do not
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assume the responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the OTS Applications and Prospectus, on the basis of the foregoing (relying as to factual matters on certificates of officers and other factual representations by the Primary Parties), nothing has come to such counsel's attention that caused them to believe that the Prospectus as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel shall express no comment or opinion with respect to the financial statements, schedules and other financial information and statistical and stock valuation data included or omitted from, or statistical methodology employed, in the Registration Statement, the OTS Applications and Prospectus).

          (2) The favorable opinion, dated as of the Closing Date, of Bose McKinney & Evans, Indianapolis, Indiana, counsel to the Agent, with respect to such matters as the Agent may reasonably require. Such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel shall reasonably request.

          (3) The favorable opinion, dated as of the Closing Date and addressed to the Agent for its benefit, of ____________, counsel for the Primary Parties, in form and substance to the effect that:

               (i) The execution, delivery and performance of this Agreement and the incurrence of the obligations set forth herein by the Primary Parties do not (a) result in any violation of any applicable law or regulation (except that no opinion need be rendered with respect to the HOLA, the OTS Regulations or the Blue Sky Laws of various jurisdictions) or (b) constitute a breach of, or default under (or an event which, with notice or lapse of time or both, would constitute a default under), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Primary Parties pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instruments to which any of the Primary Parties is a party or by which any of the Primary Parties may be bound, or to which any of the property or assets of any of the Primary Parties is subject that, individually or in the aggregate would have a material adverse effect on the financial condition, results of operations or business of the any of the Primary Parties, taken as a whole.

               (ii) To such counsel's knowledge, each of the MHC and the Bank has good and marketable title to all properties and assets which are material to its
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Charles Webb & Company
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          business and to those properties and assets described in the
          Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus, or as are not material in relation to the business of the Primary Parties, taken as a whole.

               (iii) To such counsel's knowledge, all of the leases and subleases material to the business of the Primary Parties under which any of the Primary Parties holds properties, as described in the Prospectus, are in full force and effect.

               (iv) To such counsel's knowledge, none of the Primary Parties is in default (nor has any event occurred which, with notice or lapse of time or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, note, lease or other instrument to which such Primary Party is a party or by which such Primary Party or any of its property may be bound in any respect that would have a material adverse effect upon the financial condition, results of operations or business of the Primary Parties, taken as a whole.

     (d) At the Closing Date, the Agent shall receive a certificate of the Chief Executive Officer and the Chief Financial Officer of each of the Primary Parties, dated as of the Closing Date, that states that: (i) they have reviewed the Registration Statement and, at the time the Registration Statement was declared effective, the Registration Statement did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) since the date as of which information is given in the Prospectus and as of the Closing Date, no material adverse change in the financial condition or in the earnings, capital, properties or business of the Primary Parties, taken as a whole, has occurred and no other event has occurred, which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, and the conditions set forth in this Section 7 have been satisfied; (iii) the representations and warranties in Section 3 are true and correct with the same force and effect as though expressly made at and as of the Closing Date; (iv) the Primary Parties have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date and will comply in all material respects with all obligations to be satisfied by them after the Closing Date; (v) no order suspending the effectiveness of the Registration Statement or suspending the Offerings or the Reorganization has been issued and no proceedings for that purpose are pending or, to their knowledge, threatened by the Commission, the OTS or any other authority; and (vi) to their knowledge no person has sought to obtain review of the final action of the OTS approving the Plan.
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     (e) Prior to and at the Closing Date; (i) in the reasonable opinion of the
Agent, there shall have been no material adverse change in the financial condition, or in the earnings or business of the Primary Parties, taken as a whole, from that as of the latest date as of which such condition is set forth in the Prospectus other than transactions referred to or contemplated therein;
(ii) none of the Primary Parties shall have received any directive from the Commission, the OTS or the FDIC to make any material change in the method of conducting its business with which it has not complied in al material respects (which directive, if any, shall have been disclosed to the Agent) or which materially and adversely would affect the business, operations or financial condition or income of the Primary Parties, taken as a whole; (iii) none of the Primary Parties shall have been in material default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any outstanding indebtedness; (iv) no action, suit or proceedings, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Primary Parties; threatened against any of the Primary Parties or affecting any of their respective properties wherein an unfavorable decision, ruling or finding would materially and adversely affect the business operations, financial condition or income of the Primary Parties, taken as a whole; and (v) where required, the Shares have been qualified or registered for offering and sale under the Blue Sky Laws of the jurisdictions in which the Shares have been offered for sale.

     (f) Concurrently with the execution of this Agreement, the Agent shall receive a letter from Monroe Shine & Co., Inc. dated the date hereof and addressed to the Primary Parties and the Agent; (i) confirming that Monroe Shine & Co., Inc. are independent public accountants within the meaning of the 1933 Act, the 1933 Act Regulations, 12 C.F.R. (S)571.2(c)(3) and the Code of Professional Ethics of the American Institute of Certified Public Accountants, and stating in effect that in their opinion the financial statements of the Bank as of June 30, 1998, and 1997 and for the years ended June 30, 1998, and 1997 included in the Prospectus and covered by their opinion included therein, comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1933 Act Regulations (and specifically Item 310 of Regulation S-B thereof), OTS Regulations and GAAP applied consistently (except as noted therein); (ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Bank prepared by the Bank, a reading of the minutes of the meetings of the Board of Directors of the Primary Parties, the members of the MHC and the stockholders of the Bank, and consultations with officers of the Bank responsible for financial and accounting matters, nothing came to its attention which caused it to believe that: (A) the unaudited financial statements of the Bank included in the Prospectus are not in conformity with GAAP applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; and (B) during the period from that date of the latest audited financial statements included in the Prospectus to a specified date not more than three business days prior to the date
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hereof, there was any increase in borrowings by or in non-performing assets of the Bank; and (C) except as otherwise discussed in the Prospectus, there was any decrease in retained earnings of the Bank at the date of such letter as compared with amounts shown in the latest audited statement of condition included in the Prospectus or there was any decrease in net income or net interest income of the Bank for the number of full months commencing immediately after the period covered by the latest audited income statement included in the Prospectus and ended on the latest month end prior to the date of the Prospectus or in such letter as compared to the corresponding period in the preceding year (included in any Recent Developments section of the Prospectus); and
(iii) stating that, in addition to the audit referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause
(ii) of this subsection (f), it has compared with the general accounting records of the Bank which are subject to the internal controls of the Bank's accounting system and other data prepared by the Bank directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as you may reasonably request, and it has found such amounts and percentages to be in agreement therewith.

     (g) At the Closing Date, the Agent shall receive a letter from Monroe Shine & Company, Inc. dated the Closing Date, addressed to the Agent, confirming the statements made by them in the letter delivered by them pursuant to subsection
(f) of this Section 10, the "specified date" referred to in clause (ii) of subsection (f) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

     (h) At the Closing Date, the Agent shall have received the favorable opinion, dated as of the Closing Date and addressed to the Agent for its benefit, of Monroe Shine & Company, Inc. in form and substance to the effect that the information in the Prospectus under the caption "Taxation-Indiana Taxation" has been reviewed by such firm and is accurate and complete in all material respects.

     (i) At the Closing Date, the Agent shall receive a letter from Keller & Company, Inc., dated the Closing Date and addressed to the Agent,
(i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals within the meaning of the OTS Regulations, (ii) stating in effect that the Appraisal prepared by such firm complies in all material respects with the applicable requirements of the OTS Regulations, and (iii) further stating that its opinion of the pro forma market value of the MHC and the Bank expressed in the appraisal as most recently updated, remains in effect.

     (j) The Bank shall not have sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute
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or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus.

     (k) At or prior to the Closing Date, the Agent shall receive: (i) a copy of the order of the Commission declaring the Registration Statement effective;
(ii) a copy of the letters from the OTS approving the OTS Applications and authorizing the use of the Prospectus; (iii) a certificate from the Secretary of State of Indiana evidencing the existence of the Holding Company; (iv) certificates from the OTS evidencing the existence of the MHC and the Bank;
(v) a certificate from the FDIC evidencing the Bank's insurance of accounts;
(vi) a letter of the FHLB-Indianapolis evidencing the Bank's membership therein, and (vii) any other documents that the Agent shall reasonably request.

     (l) The Agent shall receive a copy of the Bank's federal stock charter as executed by the OTS, certified by an officer of the Bank, and a copy of the Holding Company's articles of incorporation and bylaws certified by an officer of the Holding Company.

     (m) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or in the over-the-counter market, or quotations halted generally on The Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or The Nasdaq Stock Market or by order of any governmental authority; (ii) a general moratorium on the operations of commercial banks, Indiana or federal savings and loan associations or a general moratorium on the withdrawal of deposits from commercial banks, Indiana or federal savings and loan associations declared by federal or state authorities;
(iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or
(iv) a material decline in the price of equity or debt securities in the effect of any of the above in the Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the Offerings or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

     SECTION 8.  INDEMNIFICATION.
                 ---------------

     (a) The Primary Parties jointly and severally agree to indemnify and hold harmless the Agent, its officers, directors, agents, servants and employees and each person, if any, who controls the Agent within the meaning of Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, that the Agent or any of them may suffer or to which the Agent and any such persons may become subject under all applicable federal or state laws or otherwise, and to promptly reimburse the Agent and any such persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by the Agent or any of them in connection with investigating,
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preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are related to the Reorganization or any action taken by the Agent where acting as agent of the Primary Parties; (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), the OTS Applications (or any amendment or supplement thereto) or any blue sky application or other instrument or document executed by any of the Primary Parties or based upon written information supplied by any of the Primary Parties filed in any state or jurisdiction to register or qualify any or all of the Shares or to claim an exemption therefrom, or provided to any state or jurisdiction to exempt any of the Primary Parties as a broker-dealer or their respective officers, directors and employees as broker-dealers or agents, under the securities laws thereof (collectively, the "Blue Sky Application"), or any application or other document, advertisement, oral statement or communication ("Sales Information") prepared, made or executed by or on behalf of any of the Primary Parties based upon written or oral information furnished by or on behalf of any of the Primary Parties, whether or not filed in any jurisdiction, in order to qualify or register the Shares or to claim an exemption therefrom under the securities laws thereof; (iii) arise out of or based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iv) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement or Prospectus (or any amendment or supplement thereto), the OTS Applications (or any amendment or supplement thereto), any Blue Sky Application or Sales Information or any documentation distributed in connection with the Reorganization; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statement or alleged untrue material statements in, or material omissions or alleged material omission from, the Registration Statement or Prospectus (or any amendment or supplement thereto), the OTS Applications (or any amendment or supplement thereto), any Blue Sky Application or Sales Information made in reliance upon and in conformity with information furnished in writing to any of the Primary Parties by the Agent regarding the Agent; and provided further, however, that the Primary Parties shall not be liable under this Section 8(a) to the extent that any loss, claim, damage, liability or action is found in a final judgment by a court of competent jurisdiction to have resulted from the Agent's bad faith, willful misconduct or gross negligence.

     (b) The Agent agrees to indemnify and hold harmless the Primary Parties, their respective directors and officers and each person, if any, who controls any of the Primary Parties within the meaning of Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses), joint or several, which they, or any of them, may suffer or to which they, or any of them may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties and any such
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persons upon written demand for any expenses (including reasonable fees and disbursements of counsel) incurred by them, or any of them, in connection with investigating, preparing to defend or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or the OTS Applications (or any amendment or supplement thereto), and Blue Sky Application or Sales Information, or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Agent's obligations under this Section 8(b)
--------  -------
shall exist only if and only to the extent (i) that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement or the Prospectus (or any amendment or supplement thereto) or the OTS Applications (or any amendment or supplement thereto), and Blue Sky Application or Sales Information in reliance upon and in conformity with information furnished in writing to the Primary Parties by the Agent regarding the Agent.

     (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 8 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (and any special counsel that said firm may retain) for each indemnified party in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances.

     SECTION 9.  CONTRIBUTION.  In order to provide for just and equitable
                 ------------
contribution in circumstances in which the indemnification provided for in
Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from any of the Primary Parties or the

Charles Webb & Company
____________, 1998
Page 35

Agent, as the case may be, the Primary Parties and the Agent shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding of any claims asserted, but after deducting any contribution received by the Primary Parties or the Agent from persons other than the other party thereto, who may also be liable for contribution) in such proportion so that the Agent is responsible for that portion represented by the percentage that the fees paid to the Agent pursuant to Section 2 of this Agreement bears to the gross proceeds received by the Holding Company from the sale of the Conversion Shares in the Offerings, and the Primary Parties shall be jointly and severally responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Primary Parties, on the one hand, and the Agent, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereto), but also the relative benefits received by the Primary Parties, on the one hand, and the Agent, on the other, from the Offerings (before deducting expenses). The relative benefits received by the Primary Parties, on the one hand, and the Agent, on the other, shall be deemed to be in the same proportion as the gross proceeds from the Offerings received by the Primary Parties bear to the total fees and expenses received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Parties, on the one hand, or the Agent, on the other, and the parties' relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Primary Parties and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 9. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that the Agent shall not be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to the Agent under this Agreement. It is understood that the above stated limitation on the Agent's liability is essential to the Agent and that the Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933, as amended) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The obligations of the Primary Parties under this Section 9 and under Section 8 shall be in addition to any liability which the Primary Parties may otherwise have. For purposes of

Charles Webb & Company
____________, 1998
Page 36

this Section 9, each of the Agent's officers and directors or the officers and directors of the Primary Parties and each person, if any, who controls the Agent or the Primary Parties within the meaning of the 1934 Act shall have the same rights to contribution as the Agent or the Primary Parties. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 9, shall notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise that under this Section 9. To the extent applicable, the Primary Parties' and the Agent's obligations under this Section 9 are subject to and limited by public policy and the provisions of applicable law.

     SECTION 10.  SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND INDEMNITIES.  The
                  -------------------------------------------------------
respective indemnities of the Primary Parties and the Agent, and the representations and warranties and other statements of the Primary Parties and the Agent set forth in or made pursuant to this Agreement, shall survive and remain in full force and effect, regardless of (i) any termination or cancellation of this Agreement or (ii) any investigation made by or on behalf of the Agent, the Primary Parties or any officer, director, controlling person referred to in Section 8 hereof, agent or employee, and (iii) the issuance and delivery of and payment for the Shares; and any legal representative, successor or assign of the Agent, the Primary Parties, and any such controlling person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

     SECTION 11.  TERMINATION.  (a) The Agent may terminate its obligations
                  -----------
under this Agreement by giving the notice indicated below in subsection (b) at any time after this Agreement becomes effective as follows:

          (i) In the event the Holding Company fails to sell the required minimum number of Conversion Shares by the End Date, and in accordance with the provisions of the Plan or as required by the OTS Regulations, and applicable law, this Agreement shall terminate upon refund by the Primary Parties to each person who has subscribed for or ordered any of the Conversion Shares the full amount which it may have received from such person, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other hereunder, except for such obligations of Primary Parties as are set forth in Sections 2, 8(a), 9 and 10 hereof.

          (ii) If any of the conditions specified in Section 7 shall not have been fulfilled when and as required by this Agreement unless waived in writing, or by the Closing Date, this Agreement and all of the Agent's obligations hereunder may be canceled by the Agent by notifying the Primary Parties of such cancellation as provided in Section 12 hereof in writing or at any time at or prior to the Closing Date, and any such cancellation shall be

Charles Webb & Company
____________, 1998
Page 37

     without liability of any party to any other party except as otherwise provided in Sections 2, 8, 9 and 10 hereof.

          (iii) In the event any of the Primary Parties is in material breach of the representations and warranties or covenants contained in Sections 3 and 5 and such breach has not been cured after the Agent has provided the Primary Parties with notice of such breach.

     (b) If the Agent elects to terminate this Agreement with respect to it as provided in this Section 11, the Primary Parties shall be notified promptly by telephone, confirmed by letter.

     (c) The Primary Parties may collectively terminate this Agreement with respect to the Agent in the event the Agent is in material breach of the representations and warranties or covenants contained in Sections 4 and 6 and such breach has not been cured after the Primary Parties have provided the Agent with notice of such breach.

     (d) This Agreement may also be terminated by mutual written consent of the parties hereto.

     SECTION 12.  NOTICES.  All communications hereunder, except as herein
                  -------
otherwise specifically provided, shall be in writing; and if sent to the Agent, shall be mailed or delivered and confirmed to Charles Webb & Company, 211 Bradenton, Dublin, Ohio 43017-5034, Attention: Harold T. Hanley, III (with a copy to Bose McKinney & Evans, 135 North Pennsylvania Street, Suite 2700, Indianapolis, Indiana 46204, Attention: David A. Butcher, Esquire); and if sent to the Primary Parties, shall be mailed or delivered and confirmed to the Primary Parties at 220 Federal Drive, N.W., Corydon, Indiana 47112, Attention:
James G. Pendleton (with a copy to Breyer & Aguggia LLP, 1300 I Street, N.W., Suite 470 East, Washington, D.C. 20005, Attention: Paul M. Aguggia, Esquire).

     SECTION 13.  PARTIES.  The Primary Parties shall be entitled to act and
                  -------
rely on any request, notice, consent, waiver or agreement given on behalf of the Agent when the same shall have been given by the undersigned. The Agent shall be entitled to act and rely on any request, notice, consent, waiver or agreement purportedly given on behalf of any of the Primary Parties, when the same shall have been given by the undersigned or any other officer of the Primary Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Agent, the Primary Parties and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

Charles Webb & Company
____________, 1998
Page 38


     SECTION 14.  ENTIRE AGREEMENT.  It is understood and agreed that this
                  ----------------
Agreement is the exclusive agreement among the parties hereto, and supersedes any prior agreement among the parties (except for specific references herein to the Letter Agreement) and may not be varied except in writing signed by all the parties.

     SECTION 15.  PARTIAL INVALIDITY.  In the event that any term, provision or
                  ------------------
covenant herein or the application thereof to any circumstance or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstances or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

     SECTION 16.  CONSTRUCTION.  This Agreement shall be construed in accordance
                  ------------
with the laws of the State of New York, except to the extent that federal law shall apply.

     SECTION 17.  COUNTERPARTS.  This Agreement may be executed in separate
                  ------------
counterparts, each of which so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Charles Webb & Company
____________, 1998
Page 39


     If the foregoing correctly sets forth the arrangement between the Primary Parties and the Agent, please indicate acceptance thereof in the space provided below for that purpose, whereupon this letter and the Agent's acceptance shall constitute a binding agreement.

Very truly yours,

FIRST FEDERAL BANK, A FEDERAL SAVINGS BANK



By:______________________________
   James G. Pendleton
   Chairman and Chief Executive Officer

FIRST CAPITAL, INC., M.H.C.



By:______________________________
   James G. Pendleton
   Chairman and Chief Executive Officer

FIRST CAPITAL, INC.



By:______________________________
   James G. Pendleton
   Chairman and Chief Executive Officer

Charles Webb & Company
____________, 1998
Page 40

 Accepted as of the date first above written

CHARLES WEBB & COMPANY, A
DIVISION OF KEEFE, BRUYETTE &
WOODS, INC.


By:______________________________
   Patricia A. McJoynt
   Executive Vice President

                                                                       EXHIBIT A

                              FIRST CAPITAL, INC.


                      Up to __________ Conversion Shares
                               ($0.01 Par Value)

                          Selected Dealers' Agreement
                          ---------------------------


                              _____________, 1998


Gentlemen:

     Charles Webb & Company, a division of Keefe, Bruyette & Woods, Inc. ("Webb"), has agreed to assist First Capital, Inc., Corydon, Indiana (the "Holding Company"), an Indiana corporation, in connection with the offer and sale (the "Offering") of up to 1,026,375 shares of its common stock, $0.01 par value ("Common Stock"), to be issued in connection with the reorganization (the "Reorganization") of First Capital, Inc., M.H.C. (the "MHC") and its majority-owned subsidiary, First Federal Bank, A Federal Savings Bank (the "Bank") from a stock savings bank subsidiary of a federally-chartered mutual holding company to a stock savings bank subsidiary of the Holding Company pursuant to the Home Owners' Loan Act, as amended, and 12 C.F.R. Part 575. The total number of shares of Common Stock to be offered may be decreased to a minimum of 758,625 shares and increased to an adjusted maximum of 1,180,331 shares. The price per share has been fixed at $10.00. The Common Stock, the number of shares to be issued, and certain of the terms on which they are being offered, are more fully described in the enclosed Prospectus dated November __, 1998 (the "Prospectus"). In connection with the Reorganization, the Holding Company, on a best efforts basis, is offering for sale such shares of Common Stock ("Shares"), in a Subscription Offering and a Direct Community Offering (each as defined in the Prospectus). Any Shares not sold in the Subscription Offering and Direct Community Offering shall be offered to the general public in the Syndicated Community Offering (as defined in the Prospectus) giving preference first, to natural persons residing in Crawford, Clark, Floyd, Harrison and Washington Counties, Indiana.

     The Subscription and Community Offerings are being conducted under an Agreement and Plan of Reorganization (the "Plan"), adopted by the Bank's and the
MHC's Board of Directors.   The Subscription and Community Offerings are further
being conducted in accordance with the regulations of the Office of Thrift Supervision (the "OTS") and subject to the provisions contained in the Plan.

     The Shares are also being offered by broker-dealers licensed by the National Association of Securities Dealers, Inc. (the "NASD") which have been selected by Webb and the Holding Company.

     Webb is offering the selected dealers (of which you are one) the opportunity to participate in the solicitation of offers to buy the Shares and as consideration for your services Webb will pay you a selling concession equal to an agreed upon percentage of the dollar amount of the Shares sold on behalf of the Holding Company by you, as evidenced by the authorized designation of your firm on the order form or forms for payment therefor to the Holding Company. It is understood, of course, that payment of your fee will be made only out of compensation received by Webb for the Common Stock sold on behalf of the Holding Company by you, as evidenced in accordance with the preceding sentence. As soon as practicable after the closing date of the Offering, Webb will remit to you, only out of Webb's compensation as provided above, the fees to which you are entitled hereunder.

     Each order form for the purchase of Shares must set forth the identity and address of each person to whom the certificates for such Shares should be issued and delivered. Such order form also must clearly identify your firm in order for you to receive compensation. You shall instruct any subscriber who elects to send his order form directly to you to make any accompanying check payable to "First Capital, Inc." unless you elect to hold and escrow such funds in accordance with the terms and conditions specified below.

     This offer is made subject to the terms and conditions herein set forth and is made only to selected dealers who are members in good standing of the NASD who are to comply with all applicable rules of the NASD, including, without limitation, the NASD's Interpretation With Respect to Free-Riding and Withholding and NASD Rule 2110.

     Orders for Shares will be subject to confirmation and Webb, acting on behalf of the Holding Company, reserves the right in its unfettered discretion to reject any order in whole or in part, to accept or reject orders in the order of their receipt or otherwise, and to allot. Neither you nor any other person is authorized by the Holding Company, or by Webb to give any information or make any representations other than those contained in the Prospectus in connection with the sale of any of the Shares. No selected dealer is authorized to act as agent for Webb when soliciting offers to buy the Shares from the public or otherwise.

     As a selected dealer assisting in selling the Shares pursuant hereto, you hereby agree to comply with the applicable requirements of the Act and applicable state rules and regulations. In addition, you confirm that you have complied with the prospectus delivery requirements of Rule 15c2-8 under Act.

     As a selected dealer you will either: (1) no later than the business day following receipt transmit all customer orders and customer checks in payment therefor to the Holding Company or (2) if your customers desire to pay for their shares with funds on deposit with you or forwarded by such customers to you and retained by you, you will (a) deposit such customer funds no later than twelve noon Eastern Time of the business day next following your receipt of the orders or funds in a segregated account all in accordance with Rule 15c2-4 of the Act; (b) timely transmit such orders or a summary hereof to the Holding Company; and (c) remit funds deposited in accordance with (a) above to the Holding Company on Webb's instructions no later than 24 hours before the closing date of the transaction.

     Unless earlier terminated by Webb, this Agreement shall terminate upon the closing date of the Offering. Webb may terminate this Agreement or any provisions hereof any time by written or telegraphic notice to you. Of course, Webb's obligations hereunder are subject to the successful completion of the Offering.

     You agree that at any time or times prior to the termination of this Agreement you will, upon Webb's request, report to Webb the number of Shares ordered by you under this Agreement and provide, if applicable, a list of beneficial owners for the Shares.

     Webb shall have full authority to take such actions as Webb may deem advisable in respect of all matters pertaining to the Offering. Webb shall be under no liability to you except for lack of good faith and for obligations expressly assumed by Webb in this Agreement.

     Upon application to Webb, Webb will inform you as to the states in which Webb believes the Shares have been qualified for sale under, or are exempt from the requirements of, the respective blue sky laws of such states, however, Webb assumes no responsibility or obligation as to your rights to sell Shares in any state.

     Additional copies of the Prospectus and any supplements thereto will be supplied in reasonable quantities upon request.

     Any notice from Webb to you shall be deemed to have been duly given if mailed, telephoned, or telegraphed to you at the address to which this Agreement is mailed.

     This Agreement shall be construed in accordance with the laws of the State of New York.

     Please confirm your agreement hereto by signing and returning the confirmations accompanying this letter at once to Webb at Charles Webb & Company, 211 Bradenton Avenue, Dublin, Ohio 43017. The enclosed duplicate copy shall evidence the agreement between us.


CHARLES WEBB & COMPANY,
A DIVISION OF
KEEFE, BRUYETTE & WOODS, INC.


By:_____________________________


CONFIRMED AS OF:

_____________________, 199__


________________________________
(Name of Dealer)

By:_____________________________

Its:____________________________